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                                                                     EXHIBIT 8.1



                        [LETTERHEAD OF LATHAM & WATKINS]


                                 June __, 1998


AMB Property Corporation
505 Montgomery Street
San Francisco, California 94111

AMB Property, L.P.
505 Montgomery Street
San Francisco, California 94111

     Re: Registration Statement on Form S-11 of AMB Property Corporation, AMB Property, L.P., AMB Property II, L.P., and Long Gate LLC; Federal Income Tax Considerations

Ladies and Gentlemen:

     We have acted as tax counsel to AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership") of which AMB Property Corporation, a Maryland corporation (the "Company") is the sole general partner, and the Company in connection with the sale by the Operating Partnership of up to 350,000,000 aggregate principal amount of __% Notes due 2008, __% Notes due 2018, and __ Reset Put Securities due 2015 (the "REPS"), pursuant to a registration statement on Form S-11, filed with the Securities and Exchange Commission on April 2, 1998 (file number 333-49163) by the Company, the Operating Partnership, AMB Property II, L.P., a Delaware limited partnership in which AMB Property Holding Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, is the sole general partner and in which the Operating Partnership is the sole limited partner, and Long Gate LLC, a Delaware limited liability company in which AMB Property
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[LATHAM & WATKINS LETTERHEAD]

AMB Property Corporation
AMB Property, L.P.
June __, 1998
Page 2

Holding Corporation is the sole managing member and in which the Operating Partnership is the sole non-managing member (as amended as of the date hereof and including each document incorporated by reference therein, the "Registration Statement").

     You have requested our opinion concerning certain of the Federal income tax consequences to the purchasers of the securities described above in connection with the sale described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company, the Operating Partnership, and their subsidiaries.

     In our capacity as tax counsel to the Operating Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the Federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other Federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

     Based on such facts, assumptions and representations, it is our opinion that the information in the Registration Statement set forth under the caption "Material Federal Income Tax Considerations Relating To The REPS," to the extent that such information constitutes matters of law, summaries of legal matters or legal conclusions, is an accurate summary of the material federal income tax consequences of the Offering to the Beneficial Owners of the REPS (as such terms are defined in the Registration Statement).

     No opinion is expressed as to any matter not discussed herein.

     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion if there are changes in the law subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

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LATHAM & WATKINS

       AMB Property Corporation
       AMB Property, L.P.
       June __, 1998
       Page 3


              This opinion is rendered only to you, and is solely for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                          Very truly yours,

                                          /s/ LATHAM & WATKINS